UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 16, 2011

UNITED STATES COMMODITY INDEX FUNDS TRUST

(Exact name of registrant as specified in its charter)

Delaware	001-34833	27-1537655
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

(510) 522-9600	1320 Harbor Bay Parkway, Suite 145 Alameda, California 94502
Registrant’s telephone number, including area code	(Address of principal executive offices) (Zip Code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

Adoption of New Monthly Allocation Convention

The United States Commodity Index Fund (the “Fund”), a series of the United States Commodity Index Funds Trust, will adopt a new convention for allocating the Fund’s items of income, gain, loss, deduction and credits, effective as of January 1, 2012. As discussed in the Fund’s prospectus, in situations where a partner’s interest in a partnership is sold or otherwise transferred during a taxable year, the Internal Revenue Code of 1986 (the “Code”) generally requires that partnership tax items for the year be allocated among the partners using either an interim closing of the books or a daily proration method. The Fund uses an interim closing of the books method under which income, gains and losses (both realized and unrealized), deductions and credits are determined on a monthly basis. Currently, the Fund allocates these tax items among the holders of the Units (including those who dispose of Units during a taxable year) in proportion to the number of Units owned by them on the last trading day of each month. For this purpose, if an investor holds a Unit as of the close of business of the last trading day of a particular month, such investor is treated as if it owned the Unit throughout the month and thus is allocated all of the items of income, gain, deduction, loss or credit attributable to that Unit for such month (the “same-month convention”).

Effective January 1, 2012, the Fund will apply a new allocation convention pursuant to which the Fund’s tax items for each month will be allocated among the holders of Units in proportion to the number of Units owned by them as of the close of business of the last trading day of the previous month. If an investor who holds a Unit as of the close of business on the last trading day of the previous month disposes of a Unit during the current month, such investor will be treated for purposes of making allocations as if it owned the Unit throughout the current month (the “next-month convention”). For example, an investor who buys a Unit on April 10 of a year and sells it on May 20 of the same year will be allocated all of the tax items attributable to May (because he is deemed to hold it through the last day of May) but will not be allocated any of the tax items attributable to April. The tax items attributable to that Unit for April will be allocated to the person who is the actual or deemed holder of the Unit as of the close of business on the last trading day of March.

As a result of the transition from the same-month convention to the next-month convention, an investor who buys a Unit in December 2011 and sells the Unit in January 2012 will be allocated the tax items attributable to that Unit for December 2011 as well as the tax items attributable to that Unit for January 2012, even if the actual holding period is only a few days.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED STATES COMMODITY INDEX FUNDS TRUST

	By:	United States Commodity Funds LLC, its Sponsor

Date: December 16, 2011	By:	/s/ Howard Mah
	Name:	Howard Mah
	Title:	Chief Financial Officer